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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): April 28, 1997

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

1080 Marina Village Parkway, Alameda, California             94501
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 749-8500

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Item 5.  Other Events.

         On April 28, 1997, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: April 28, 1997

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                            INDEX TO EXHIBITS

28.  Press Release, dated April 28, 1997

TCSI Teams With Smarts To Provide Sophisticated, Automated Network Management Solutions

Leading Telecom Software Provider Adds Advanced Event Correlation To Next Generation Of Products

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For additional information contact:
TCSI CORPORATION
Investor Inquiries
     Leigh Salvo - (510) 749-8653
Press Inquiries:
     Susan Trainer - (510) 837-5503

ALAMEDA, CALIFORNIA - APRIL 28, 1997 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, and Systems Management ARTS (SMARTS), today announced they have signed an agreement to incorporate the SMARTS advanced event correlation system, InCharge(TM), into TCSI's network management software solutions. Under the terms of the agreement, future generations of TCSI's SolutionCore(TM), a comprehensive development environment for network management systems, will feature automated network problem diagnosis, event correlation and enhanced fault tolerance. This will limit the amount of manual intervention required to prevent, detect and correct network and system problems that impact telecommunications service quality. TCSI products using InCharge are currently in beta testing with a large Asia-Pacific communications service provider and are expected to be available from TCSI in 1997.

"Today's complex networks require sophisticated systems capable of determining the cause of a problem amongst a mass of alarm information generated by a network failure. Embedding InCharge within SolutionCore enables us to offer a state-of-the-art automated event correlation solution and further enhance the extensive capabilities of our product range," Ram Banin, chief operating officer and president, TCSI Corporation. "The speed and accuracy of InCharge's correlation is orders of magnitude faster than state machine or rule-based systems, providing our customers with the best telecom network management system performance available."

"TCSI is clearly a recognized leader in providing network management software solutions for the communications industry. Its large installed base affords us with new opportunities to combine our respective innovative products and to quickly expand SMARTS market penetration," said Shaula Yemini president of SMARTS.

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Both TCSI and SMARTS use an object model for product design and architecture which reduces product development time, improves inherent flexibility, and increases reliability of their solutions. Through the use of InCharge's patented object-oriented diagnostic modeling and codebook correlation technology, TCSI will provide their customers with the ability to automatically identify the cause of network problems and resolve them before they become critical. InCharge is the only product capable of the accurate, high-speed problem diagnosis required to support TCSI's customers, which characteristically have very large networks. Both the InCharge and TCSI solutions can automatically adapt as relationships between managed network, system, and application components change.

About SMARTS InCharge
InCharge is an event correlation system that cross-correlates network, system and application data to identify the root cause of problems in real-time. Its patented Codebook Correlation technique is orders of magnitude faster than competitors, and allows it to tolerate lost and false alarms. InCharge has a distributed client/server architecture with a Web/Java GUI, allowing it to provide management solutions for arbitrarily large and complex networks.

Users benefit from improved service levels and reduced network down time because of faster problem resolution. Moreover, InCharge eliminates the need for experts to develop and maintain network-specific correlation rules, making InCharge solutions dramatically simpler to implement and maintain than competitive products.

About SMARTS
System Management ARTS Incorporated develops leading edge software to automate management of complex networked systems. InCharge, its flagship product, is the only event correlator to diagnose the root cause of networked system problems, and determine their impact on related network, system and application elements.

For more information, contact: Bill Leavy, Vice President Marketing &
Sales, SMARTS, 14 Mamaroneck Ave., White Plains, NY 10601, Phone: (914) 948-6200 X7520, Fax: (914) 948-6270, E-mail: leavy@smarts.com, Internet: http://www.smarts.com.

TCSI CORPORATION PRODUCTS AND SERVICES
TCSI provides integrated products and services to many of the world's largest and most successful telecom companies. TCSI offers SolutionServices(TM), a full range of services including consulting, customized development, deployment, maintenance, and training. SolutionCore(TM), TCSI's industry-leading application environment, enables the rapid development and deployment of advanced element, network, and service management systems. TCSI's SolutionSuites(TM) are integrated packages of application components to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks.

ABOUT TCSI CORPORATION
TCSI is a leading provider of integrated software products and services for the global telecom industry. A recognized innovator in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Such risks include, but are not limited to, the Company's ability to integrate in a timely basis SMARTs' event correlator into the Company's complex network management software solutions, the timing of significant customer orders, and capital spending patterns of the Company's customers. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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